PROMISSORY NOTE

$46,400,000                                                    December 21, 2000


                  FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, MOUNT PLEASANT KPT LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, "Lender"), at Lender's office located at 200 Witmer, P.O. Box 809, Horsham, Pennsylvania 19044-0809, Attn: Servicing - Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of FORTY-SIX MILLION FOUR HUNDRED THOUSAND DOLLARS ($46,400,000) or so much thereof as is outstanding and unpaid, together with interest thereon at the rate of seven and 58/100 percent (7.58%) per annum ("Interest Rate"), in lawful money of the United States of America, which, at the time of payment, shall be legal tender in payment of all debts and dues, public and private.

     1.           INTEREST AND ADVANCES.

                  1.1. Computation of Interest. Interest under this Note shall be paid in arrears and shall be calculated by multiplying the actual number of days elapsed in any month by a daily rate calculated based on a 360- day year. Interest shall accrue from the date on which funds are advanced (regardless of the time of day such advance is made) through and including the day on which funds are repaid, unless payment is received by Lender prior to the time set forth in Section 2.3 hereof.

                  1.2. EARNOUT RESERVE.

                       (a) On the date hereof, Borrower shall deposit with Lender the sum of $1,000,000 (the "Earnout Reserve").

                       (b) On the Earnout Date (as hereinafter defined), and subject to the conditions set forth herein, Lender shall make a disbursement to Borrower (the "Earnout Disbursement") in an amount of up to $900,000 (the "Maximum Earnout Amount") in addition to any amounts to be paid to Borrower pursuant to Section 1.2(e) below.

                       (c) Lender shall make the Earnout Disbursement on any business day (such date, the "Earnout Date") requested by Borrower, provided, however, that Borrower shall have given written notice (the "Earnout Request") to Lender at least 10 days prior to the Earnout Date, and provided further, however, that the Earnout Date shall occur, if ever, on or before the date which is eighteen (18) months from the date hereof (the "Outside Date"). Lender shall have no obligation to disburse, and Borrower shall be deemed to have waived its right to receive the Earnout Disbursement in the event the Earnout Date does not occur on or before the Outside Date.


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                       (d) Lender's obligation to make the Earnout Disbursement
shall be subject to the following conditions precedent:

                           (i) The Property shall have achieved the Occupancy
Objective. The "Occupancy Objective" shall mean the following:

                               (1) Borrower has obtained additional executed
leases (collectively, the "New Leases") which, together with the Leases (as defined in the Security Instrument) on or before the date hereof, cover not less than 95% of the net rentable area of the Property at Borrower's proforma rent projection (the "Rent Projection") for the Property, which Rent Projection shall be based upon market rates for comparable properties in geographic proximity to the Property, and shall have been previously approved by Lender;

                               (2) the New Leases shall be in form and substance
reasonably satisfactory to Lender and shall include no cancellation or "go dark" provisions;

                               (3) each Tenant under a New Lease shall have
executed and delivered a subordination, non-disturbance and attornment agreement, if required by Lender, and/or estoppel in form and substance reasonably satisfactory to Lender;

                               (4) Each Tenant under a New Lease shall be in
occupancy at the Property and paying rent under their respective Lease, for three (3) consecutive months;

                          (ii) The Property achieves a Debt Service Coverage
Ratio (as defined in that certain Collateral Reserve Agreement between Borrower and Lender of even date herewith) at least equal to 1.25:1, for three (3) consecutive months.

                         (iii) No default of Event of Default (as defined in
the Security Instrument) shall have occurred and be continuing.

                          (iv) No material adverse change with respect to the
Property, the Borrower or any guarantor shall have occurred.

                           (v) Borrower shall have delivered to Lender any and
all additional information reasonably requested by Lender.

                          (vi) Borrower shall have executed and delivered
amendments to any or all of the Security Documents as reasonably requested by Lender, and in form and substance reasonably satisfactory to Lender, which amendments shall not materially decrease rights or increase obligations of Borrower under the Security Documents.

                         (vii) Borrower shall have paid Lender's costs, fees
and expenses incurred in connection with the Earnout Disbursement, including without limitation, Lender's reasonable attorneys fees and costs.

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                       (e) If the conditions set forth in Section 1.2(d) above
have been satisfied before the Outside Date and the Earnout Disbursement is made in the amount of the Maximum Earnout Amount, the amounts remaining in the Earnout Reserve shall be disbursed to Borrower.

                       (f) If the conditions set forth in Section 1.2(d) (i) and
(ii) above have not been satisfied before the Outside Date, then on the Outside Date provided Borrower has given Lender prior written notice, if any Earnout Disbursement is due to Borrower, Lender shall make an Earnout Disbursement in an amount equal to the Maximum Earnout Loan Amount less $45,500,000, provided, however, that in no event shall the Earnout Disbursement exceed the Maximum Earnout Amount, and further provided that the conditions set forth in Section 1.2(d) (iii)-(vii) hereof have been satisfied.

                       (g) In the event the Earnout Disbursement made pursuant to subsection (e) above is less than the Maximum Earnout Amount, the amounts remaining in the Earnout Reserve shall be disbursed as follows:

                           (i) An amount equal to the excess of the Maximum
Earnout Amount over the Earnout Disbursement shall be applied as a prepayment of the principal amount of the Loan (as defined in the Security Instrument); and

                          (ii) An amount equal to the Yield Maintenance
Payments described in Section 2.5(e) hereof shall be paid to Lender on account of the Yield Maintenance Payments, provided, however, that (x) in the event the amounts remaining in the Earnout Reserve shall not be sufficient to fully provide for such Yield Maintenance Payments, Borrower shall pay to Lender any shortfall thereof and (y) in the event the amounts remaining in the Earnout Reserve are in excess of such Yield Maintenance Payments, the excess shall be disbursed to Borrower.

                       (h) As used herein, the following capitalized terms shall have the respective meanings set forth below:

                           (i) "Maximum Earnout Loan Amount" means, as of the
Outside Date, the notional amount of debt, but not in excess of $46,400,000, that could be serviced at a 1.25 debt service coverage ratio as determined by Lender and the Cash Flow Available for Debt Service (as defined in the Collateral Reserve Agreement) for the 12 months preceding such date, expressed:

              Maximum Earnout            Cash Flow Available for Debt Service
                 Loan Amount        =    ------------------------------------
                                          (8.46)                      (1.25)

     2.           PAYMENT OF PRINCIPAL AND INTEREST.

                  2.1 PRINCIPAL AND INTEREST PAYMENTS. Borrower shall pay principal and interest due under this Note as follows:

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                       Borrower shall pay consecutive monthly installments of
principal and interest in the amount of $326,981.11 (each a "Monthly Amount"), beginning on the fifth day of February 2001 ("First Payment Date"), and continuing on the fifth day of each and every successive month thereafter (each a "Payment Date") through and including the Payment Date immediately prior to the Maturity Date (as defined below), provided, however, that in the event a prepayment is made pursuant to Section 1.2(g) hereof, the Monthly Amount shall be recalculated accordingly; and

                       On the fifth day of January, 2011 ("Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and any other amounts due under the Note or the other Security Documents (hereafter defined) shall be due and payable in full.

                  2.2. Payment of Short Interest. If this Note is executed on a date other than the fifth day of a calendar month, Borrower shall pay to Lender, contemporaneously with the execution of this Note, an interest payment calculated by multiplying (a) the number of days from and including the date of this Note to and including the fourth day of such month (or if the date of this Note is after the fourth day of the month, then the next following month) (b) by a daily rate based on the Interest Rate calculated for a 360 day year.

                  2.3. Method of Payment. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

                  2.4. Application of Payments. Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due), but such application shall not reduce the amount of the fixed monthly installments required to be paid hereunder unless partial prepayments are expressly permitted in the event of partial release of collateral under Section
2.5 (b) below. No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

                  2.5. Loan Repayment and Defeasance.

                       (a) Repayment. Other than as set forth in this Section 2.5, or as required or permitted pursuant hereto in connection with a casualty or condemnation, which shall not cause a prepayment penalty to be imposed on Borrower, or in connection with a prepayment made pursuant to Section 1.2(g) with the appropriate Yield Maintenance Payments, Borrower shall have no right to prepay all or any portion of the indebtedness evidenced by this Note (sometimes referred to in this Section 2.5 as the "Loan") prior to the Maturity Date.

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                       (b) Voluntary Defeasance of the Note. On or after that
date ("Optional Defeasance Date") which is the later to occur of (i) three years after the date of this Note or (ii) two years after the Loan is sold into a securitization ("Securitization"), and subject to confirmation from applicable rating agencies ("Rating Agencies") having been obtained therefor and to the terms and conditions set forth in this Section 2.5(b), Borrower may defease all (but not less than all) of the Loan (hereinafter, "Defeasance"). Defeasance shall be subject to satisfaction of each of the following conditions precedent:

                           (i) Borrower shall provide not less than thirty (30)
days prior written notice to Lender specifying a date ("Defeasance Date") which shall be a Payment Date, on which the amount required to defease the Loan (the "Defeasance Deposit") is to be made and on which the Defeasance is to occur, as well as the anticipated outstanding principal amount of this Note as of the Defeasance Date.

                          (ii) Borrower shall pay to Lender all accrued and
unpaid interest on the outstanding principal balance of this Note to but not including the Defeasance Date.

                         (iii) Borrower shall pay to Lender all other sums,
not including scheduled interest or principal payments, then due under this Note, the Security Instrument and any of the other Security Documents.

                          (iv) No Event of Default shall exist on the
Defeasance Date.

                           (v) Borrower shall pay to Lender the required
Defeasance Deposit for the Defeasance.

                          (vi) Borrower shall execute and deliver one or more
security agreements in form and substance satisfactory to Lender (collectively, "Security Agreement"), creating a first priority lien on, and security interest in, the Defeasance Deposit and the U.S. Government Securities purchased with Defeasance Deposit in accordance with the provisions of Section 2.5(c).

                         (vii) Borrower shall deliver to Lender an opinion of
Borrower's counsel, which opinion shall be in form and substance satisfactory to Lender in its sole discretion, stating, among other things, that Lender has a perfected first priority security interest in the U.S. Government Securities purchased with the Defeasance Deposit.

                        (viii) If required by the applicable Rating Agencies, Borrower also shall deliver or cause to be delivered from Borrower's counsel a non-consolidation opinion with respect to the Successor Borrower (as defined below), if any, which opinion shall be in form and substance satisfactory to Lender in its sole discretion and to the applicable Rating Agencies. In addition, if the Loan is included in any REMIC formed pursuant to a Securitization, Borrower also shall deliver or cause to be delivered an opinion of Borrower's counsel, which opinion shall be in form and substance satisfactory to Lender in its sole discretion, stating that (A) after a

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Defeasance, the Loan will continue to be a "qualified mortgage" within the meaning of Section 860G of the United States Internal Revenue Code (as now or hereafter amended, "Code") and (B) the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code as a result of such Defeasance.

                          (ix) Borrower shall deliver to Lender a certification
from Borrower, in form and substance satisfactory to Lender, certifying that the requirements set forth in this Section 2.5(b) have been satisfied.

                           (x) Borrower shall deliver such other certificates,
opinions, documents or instruments as Lender may reasonably request, all of which shall be in form and substance acceptable to Lender.

                          (xi) Borrower shall pay all reasonable costs and
expenses of Lender incurred in connection with the Defeasance, including any costs and expenses associated with the Release Instruments (as defined in Section 2.5(f) hereof) and reasonable attorneys fees and expenses.

                         (xii) Borrower shall deliver to Lender a
confirmation, in form and substance satisfactory to Lender, by a "Big Five" or another independent certified public accounting firm satisfactory to Lender, that Defeasance Deposit is sufficient to pay all Scheduled Defeasance Payments and other amounts required to be paid by Borrower hereunder in connection with the proposed Defeasance.

                        (xiii) Borrower shall deliver to Lender confirmation, in form and substance satisfactory to Lender, that all conditions to Defeasance have been met from any applicable Rating Agency that has required as a condition to Defeasance that such conditions have been met.

                       (c) Purchase of U.S. Government Securities. For purposes of this Note, U.S. Government Securities shall mean government securities as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended. In connection with the Defeasance of this Note, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Government Securities (which purchases, if made by Lender, shall be made on an arms length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date, (including the outstanding principal balance of this Note due on the Maturity Date), and in amounts equal to the full amounts due on each Payment Date under this Note ("Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Government Securities may be made directly to Lender and applied to satisfy the obligations of the Borrower under this Note. In connection with the Defeasance of the Loan, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 2.5(c) and satisfy Borrower's obligations under Section 2.5 shall be remitted to Borrower within thirty (30) days after their purchase. Any

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amounts received in payment on the U.S. Government Securities in excess of the amounts necessary to make monthly payments pursuant to Section 2 (including payments due on the Maturity Date) shall be treated in accordance with the terms of Section 2.4 hereof.

                       (d) Successor Borrower Option. If requested by Lender, in connection with a Defeasance of the Loan, Lender, at Borrower's expense, shall establish or designate one or more successor entities ("Successor Borrower") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note arising after the Defeasance, together with the pledged U.S. Government Securities, to the Successor Borrower. The Successor Borrower shall assume in writing the obligations under this Note, the Security Agreement and the other Security Documents, by agreements in form and substance satisfactory to Lender, whereupon Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming Borrower's obligations under the Note and the Security Agreement. Notwithstanding anything in this Note or the Security Instrument to the contrary, no other assumption fee shall be payable upon a transfer of this Note in accordance with this Section 2.5(d), but Borrower shall pay all out-of-pocket costs and expenses incurred by Lender, including Lender's reasonable attorneys fees and expenses, incurred in connection therewith.

                       (e) Repayment Upon Default; Yield Maintenance. If all or any part of the principal amount of this Note is prepaid upon acceleration of this Note following the occurrence of an Event of Default prior to the Optional Prepayment Date, or if any part of the principal amount of this Note is prepaid pursuant to Section 1.2(g) hereof, then, in addition to such principal payment, Borrower shall be required to make such payments ("Yield Maintenance Payments") in an amount equal to the greater of (i) one percent (1%), or (ii) the excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each Payment Date in respect of this Note for the period from the date of such prepayment upon acceleration to the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index (defined below) and based on a 360-day year of twelve 30-day months over
(B) the then current outstanding principal amount of this Note. For purposes hereof, "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) ("FRB Release") published during the second full week preceding the Prepayment Date for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). The Yield Maintenance Payments to be paid in connection with any prepayment under this
Section 2.5(e) shall be determined by Lender and

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shall be conclusive and binding on Borrower (absent manifest error). For purposes of this Section 2.5(e), the unpaid principal amount due on this Note on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date.

                       (f) Release of the Mortgaged Property. No repayment, prepayment or Defeasance of all or any portion of this Note shall cause, give rise to a right to require, or otherwise result in, the release of the real or personal property subject to the lien or mortgage created by the Security Instrument (referred to in this Section 2.5(f) as "Mortgaged Property"), except as follows:

                           (i) If Borrower has elected Defeasance, and the
requirements of Section 2.5(b) have been satisfied, the Mortgaged Property shall be released from the lien and mortgage created by the Security Instrument, whereupon the U.S. Government Securities pledged pursuant to the Security Agreement shall be the sole source of Borrower's collateral securing this Note. The Security Instrument shall otherwise remain in full force and effect as to provisions not pertaining to the Mortgaged Property.

                          (ii) In connection with the release of the Mortgaged
Property contemplated in this Section 2.5(f), Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of the Mortgaged Property (and related Security Documents approved by Lender) for execution by Lender which shall be in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion, along with all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, "Release Instruments"), together with a certification from Borrower, in form and substance satisfactory to Lender, certifying that such documentation (A) is in compliance with all Legal Requirements, and (B) will effect such releases in accordance with the terms of this Section 2.5.

                       (g) Prepayment During Last Month. Notwithstanding anything to the contrary contained in this Section 2.5, Borrower may prepay the Loan without Defeasance and without any prepayment fee on and after December 1, 2010 and the real and personal property subject to the lien or mortgage of the Security Instrument shall be released.

     3. SECURITY; SECURITY DOCUMENTS. The indebtedness evidenced by this Note and the obligations created hereby (including without limitation the amounts authorized by Section 4 to be collected by Lender and the Prepayment Consideration when due hereunder) are secured by, among other things, a first mortgage, security interest and lien on certain real and personal property collateral of Borrower, tangible and intangible, as described more particularly in that certain Mortgage and Security Agreement (the "Security Instrument") from Borrower to Lender, dated as of date hereof. The Security Instrument together with this Note and all other documents to or of which Lender is a party or a beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, and all extensions, renewals and modifications thereof, are collectively referred to herein as the "Security Documents."

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     4.           DEFAULT.
                  -------

                  4.1. EVENT OF DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Note: (a) if any payment of principal and interest or any other payment required under this Note is not received by Lender on or before five (5) days after the date such payment is due (except that no grace period is provided for the payment of principal and interest due on the Maturity Date or upon acceleration of indebtedness following the occurrence of an Event of Default); or (b) if any default should occur under any of the other Security Documents which is not fully cured following applicable notice or prior to the expiration of any applicable grace or cure period. Upon the occurrence of an Event of Default, at Lender's option, the outstanding principal balance of this Note, together with all unpaid interest accrued thereon and all other sums due hereunder or under any other of the other Security Documents, shall, without notice or prior demand, immediately become due and payable.

                  4.2. LATE CHARGES. If any payment is not received by Lender on or before the date on which such payment originally was due (subject to any applicable cure period), then, in addition to any default interest payments due hereunder, Borrower also shall pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. Such late charge shall be immediately due and payable, without notice or demand therefor.

                  4.3. DEFAULT INTEREST RATE. If this Note is not paid in full on or before the Maturity Date or the date on which the due date of the indebtedness has been accelerated pursuant to the provisions hereof, the unpaid principal and accrued interest and other amounts then due shall bear interest at a rate per annum ("Default Interest Rate") equal to the lesser of (a) five percent (5.0%) in excess of the Interest Rate or (b) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law. In addition, Lender shall have the right, without acceleration of the indebtedness, to collect interest at the Default Interest Rate on any payment due hereunder (including without limitation late charges and fees for legal counsel) which is not received by Lender on or before the date on which such payment originally was due. Interest at the Default Interest Rate shall be immediately due and payable from the due date specified herein and shall accrue until all Events of Default have been fully cured or full payment is received, as applicable.

                  4.4. INTEREST ON JUDGMENTS. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note until such judgment amount is paid in full at a rate equal to the greater of (a) the Default Interest Rate or (b) the legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law.

                  4.5. CUMULATIVE REMEDIES; ATTORNEY FEES. The remedies of Lender in this Note and in the other Security Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's sole discretion and

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as often as occasion therefor shall arise. If Borrower's obligations under this
Note or any of the other Security Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note or the other Security Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel (whether with respect to a retained firm or Lender's in-house staff) and collection agency costs, whether or not suit be brought provided Borrower was not the prevailing party in the collection of payment(s) due under this Note or enforcement of the provisions of this Note. No provision of this Section 4 shall be construed as an agreement or privilege to extend the date on which any required payment is due (subject to the applicable grace period, if any), nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default. The payments required under this Section 4 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note or any of the other Security Documents, nor any other remedies provided by law or in equity, and shall be added to the principal evidenced by this Note and deemed secured by the Security Instrument and other Security Documents.

     5. LIMITATIONS ON RECOURSE. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower and of any general partner, principal or member of Borrower to pay the indebtedness evidenced by this Note and for the performance of the other agreements, covenants and obligations contained herein and in the other Security Documents shall be limited as set forth in Article 15 of the Security Instrument.

     6. NO USURY. This Note is subject to the express condition that at no time shall Borrower be required or obligated to pay interest (or any other amount agreed to be paid hereunder which shall be deemed to be interest) at a rate which would subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If, from any circumstance whatsoever, Borrower is at any time required or obligated to pay interest (or any other amount agreed to be paid hereunder shall be deemed to be interest) at a rate in excess of such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate, and, as required by applicable law, all previous payments in excess of such maximum shall be deemed to have been payments in reduction of the principal balance owing under this Note in the inverse order of maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower and not to the payment of interest. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of said indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to this Note for so long as the Note is outstanding. This Section will control all agreements between Borrower and Lender in connection with this Note.

     7.           GENERAL CONDITIONS.

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


                  7.1. NO WAIVER BY LENDER. No failure to accelerate the debt evidenced hereby nor failure or delay in exercising any other right or remedy upon the occurrence of an Event of Default hereunder, or any acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby, (b) as a waiver or impairment of Lender's right of acceleration or any other right or remedy available to Lender upon the occurrence of an Event of Default, or (c) as a waiver of Lender's right thereafter to insist upon strict compliance with the terms of this Note or any of the other Security Documents; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for payment of any amount due under this Note or under any of the other Security Documents made by Lender's agreement with any person now or hereafter liable for the payment thereof shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note or any such other person, either in whole or in part unless Lender agrees otherwise in writing.

                  7.2. BORROWER'S WAIVERS. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby waives presentment for payment, demand, protest, and notice of dishonor, protest, nonpayment, demand, intent to accelerate, and acceleration. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to party and property (real and personal), against the enforcement and collection of the obligations evidenced by this Note or the other Security Documents.

                  7.3. UNCONDITIONAL PAYMENT. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Security Documents or under applicable law or in equity.

                  7.4. AUTHORITY. Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, that the execution, delivery and performance of this Note has been duly authorized, that the person executing this Note on Borrower's behalf has authority to do so, and that this Note, once executed by Borrower, constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.

                  7.5. NEGOTIABLE INSTRUMENT. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under applicable law.

                  7.6. SALE OF LOAN BY LENDER. Lender shall have the right to transfer, sell or assign this Note, the Security Instrument and the other Security Documents, and the Obligations hereunder at the sole cost of Lender, subject to the provisions of Section 18 of the Security Instrument.

     8.           MISCELLANEOUS.

                  8.1. NOTICES. All notices and other communications under this Note or under the other Security Documents are to be in writing, addressed to the respective party as set forth in the first paragraph of this Note, and shall be given in accordance with the requirements of the Security Instrument.

                  8.2. ENTIRE AGREEMENT; TIME OF ESSENCE. This Note, together with the other Security Documents and Lender's commitment letter to Borrower, contain the entire agreements between Borrower and Lender relating to the subject matter hereof and thereof, and supersede all prior discussions and agreements (oral or written) relative hereto and thereto which are not contained herein or therein. Borrower represents and warrants that it is not relying on any promises, covenants, representations or agreements in connection with this Note or the other Security Documents, other than as expressly set forth herein or therein. In the event of any conflict between the terms of the Security Documents, the following order of priority shall be used to resolve such conflict: The Note shall control over the Security Instrument and the Security Instrument shall control over all other Security Documents. Time is of the essence with respect to all provisions of this Note.

                  8.3. MODIFICATION. Neither this Note nor any of the other Security Documents may be changed, waived, supplemented, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing. No person other than a duly authorized officer or agent of Lender shall be deemed an agent of Lender nor have any authority to waive, modify, supplement or terminate in any manner whatsoever any of the terms of this Note.

                  8.4. BINDING EFFECT; JOINT AND SEVERAL OBLIGATIONS. The terms and provisions of this Note and the other Security Documents shall be binding upon and inure to the benefit of

Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors and assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed, however, to alter any limitations or restrictions applicable to Borrower under the other Security Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Security Documents.

                  8.5. UNENFORCEABLE PROVISIONS. Any provision of this Note or the other Security Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.6. AMBIGUITY AND CONSTRUCTION OF CERTAIN TERMS. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

                  8.7. GOVERNING LAW. This Note and the other Security Documents shall be interpreted, construed and enforced according to the laws of the state in which the real property encumbered by the Security Instrument is located (without giving effect to its conflict of laws rules).

                  8.8. CONSENT TO JURISDICTION. Borrower and Lender, by its acceptance of this Note, agree and consent to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the real property encumbered by the Security Instrument is located with respect to any legal action, proceeding, or controversy between them and hereby expressly waive any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Borrower further irrevocably consents to service of process by certified mail, return receipt requested, to Borrower at the address for Borrower last provided to Lender in accordance with the notice provision of this Note and agrees that such service shall be effective ten (10) days after mailing. Nothing herein shall, however, preclude or prevent Lender from bringing any one or more actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the Security or other collateral provided for this Note.

                  8.9. WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE; THE APPLICATION OR COMMITMENT FOR THE LOAN EVIDENCED BY THIS NOTE; THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS NOTE OR ANY OF THE OTHER SECURITY DOCUMENTS; OR ANY ACTS OR OMISSION OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION WITH ANY OF THE FOREGOING.

                 8.10. TAX IDENTIFICATION NUMBER. Borrower represents and warrants that its current tax identification number is: 56-2055806.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

                                    BORROWER:


                                    MOUNT PLEASANT KPT LLC,
                                    a Delaware limited liability company


                                    By:  Mount Pleasant KPT Formation, Inc.,
                                         a Delaware corporation, its Managing
                                         Member


                                    By:_____________________________
                                       Name:
                                       Title:

                       [Signature Page to Promissory Note]

PAY TO THE ORDER OF ________________________________, WITHOUT RECOURSE.

                                          GMAC COMMERCIAL MORTGAGE CORPORATION


                                          By:________________________________
                                          Name:_____________________________
                                          Title:______________________________
                                          Date:______________________________





                          [ALLONGE TO PROMISSORY NOTE]